UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2002

The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13293	23-2874736

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification
incorporation)		Number)

10590 Hamilton Avenue
Cincinnati, OH 45231

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:       513-851-4900
Registrant’s facsimile number, including area code:        513-595-8297

Item 5. Other Events

Effective October 3, 2002, The Hillman Companies, Inc., formerly SunSource, Inc. (the “Company” or “Hillman”), through its Hillman Group subsidiary, purchased the net assets of the DIY division (“DIY”) of the Fastenal Company of Winona, MN (the “Seller”). The Company paid $15.6 million in cash to the Seller for the net assets of DIY. The purchase price is subject to a post-closing adjustment based upon the Company’s review of the closing balance sheet of DIY provided by the Seller. The transaction was financed from Hillman’s existing credit lines.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits.

5.1	Asset Purchase Agreement between Fastenal and the Company, dated as of October 3, 2002.
5.2	Press release dated October 4, 2002 – Hillman Acquires Fastener Distributor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE HILLMAN COMPANIES, INC.

/s/ James P. Waters
James P. Waters
Vice President — Finance
(Chief Financial Officer)

DATE: October 4, 2002